Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Darwin Minnis, Darwin.Minnis@Navistar.com, 331-332-5243
Investor contact:	Marty Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS FIRST QUARTER 2020 RESULTS

•	Reports first quarter 2020 net loss of $36 million, or $0.36 per diluted share, on revenues of $1.8 billion

•	Generates $59 million of adjusted EBITDA in the first quarter; reports a loss of $33 million in adjusted net income

•	Finishes the first quarter with $1 billion in consolidated cash and cash equivalents; $977 million in manufacturing cash and cash equivalents

•	Reiterates full-year industry and financial guidance, pending any change to operations from the coronavirus

LISLE, Ill. — March 4, 2020 — Navistar International Corporation (NYSE: NAV) today announced a first quarter 2020 net loss of $36 million, or $0.36 per diluted share, compared to first quarter 2019 net income of $11 million, or $0.11 per diluted share.

Revenues in the quarter were $1.8 billion compared to $2.4 billion in the first quarter last year. The decrease was primarily driven by a 39 percent decrease in the company’s Core volumes, which represent its sales of Class 6-8 trucks and buses in the United States and Canada.

First quarter 2020 EBITDA was $55 million, compared to $96 million in first quarter 2019. Adjusted EBITDA in first quarter 2020 was $59 million versus $173 million a year ago.

Adjusted net income for the quarter was a loss of $33 million compared to a gain of $57 million in the first quarter last year.

Navistar finished first quarter 2020 with $1 billion in consolidated cash and cash equivalents and $977 million in manufacturing cash and cash equivalents.

“While revenues are down year-over-year, these results are in line with the guidance we provided in December as the industry works through a transition period,” said Troy A. Clarke, Chairman, President and CEO. “Throughout the quarter, we implemented actions to lower costs, yet the results were impacted by lower volumes.”

During the quarter, the company received an unsolicited proposal from its alliance partner TRATON regarding a potential transaction to acquire the company. Navistar’s Board of Directors is carefully reviewing and evaluating the proposal to determine the course of action it believes is in the best interest of the company and its stakeholders.

Also in the quarter, Navistar received final approval of the MaxxForce EGR engine legal settlement in the U.S. As a result, the company funded $85 million in February, relating to the cash portion of the settlement.

Late last month, the company broke ground on the expansion of its Huntsville, Ala. engine plant. The company will be investing $125 million in the manufacturing facility to produce next-generation, big-bore powertrains being developed with Navistar’s global alliance partner TRATON. The expansion will add 110,000 square feet and 145 skilled manufacturing jobs to its existing facility.

“As market conditions improve throughout the year, we have confidence that the company is positioned to build upon its first quarter performance and take advantage of what we expect to be a stronger second half,” said Clarke.

The company reiterated both its 2020 industry guidance and full-year financial guidance, pending any change to operations from the coronavirus.

•

Industry retail deliveries of Class 6-8 trucks and buses in the United States and Canada are forecasted to be in the range of 335,000 to 365,000 units, with Class 8 retail deliveries between 210,000 and 240,000 units.

•	Revenues are expected to be in the range of $9.25 billion to $9.75 billion.

•	Adjusted EBITDA is expected to be in the range of $700 million to $750 million.

SEGMENT REVIEW

Summary of Financial Results:

	(Unaudited)
	Three Months Ended January 31,
(in millions, except per share data)	2020	2019
Sales and revenues, net	$1,838	$2,433
Segment Results:
Truck	$(58)	$90
Parts	119	144
Global Operations	—	6
Financial Services	17	31
Income (loss) from continuing operations, net of tax(A)	$(36)	$11
Net income (loss)(A)	(36)	11
Diluted income (loss) per share(A)	(0.36)	0.11

(A)	Amounts attributable to Navistar International Corporation.

Truck Segment – In first quarter 2020, the Truck segment net sales were $1.2 billion. The year-over-year decrease is primarily due to lower volumes in the company’s Core markets, partially offset by the ramp up of Class 4/5 units.

The Truck segment incurred a loss of $58 million in first quarter 2020. The year-over-year decline is primarily due to lower volumes in North America, and higher used truck losses and warranty expenses. Additionally, a $54 million gain was recorded in first quarter 2019 related to the sale of a 70 percent equity interest in Navistar Defense, which also impacted year-over-year sales and segment profit comparisons.

Parts Segment – For the first quarter 2020, the Parts segment net sales decreased to $493 million, and segment profit decreased to $119 million. The results were impacted by weaker industry conditions in the U.S. and Canada, which drove lower volumes.

Global Operations Segment – In first quarter 2020, the Global Operations segment net sales decreased to $68 million and maintained breakeven profitability. The year-over-year decrease was primarily driven by depreciation of the Brazilian real against the U.S. dollar compared to the first quarter of 2019, as well as lower volumes in South American operations. Additionally, a $5 million gain was recorded in first quarter 2019 related to the sale of a former joint venture in China.

Financial Services Segment – In the first quarter of 2020, the Financial Services segment net revenues decreased to $57 million, and segment profit decreased to $17 million. The year-over-year decrease was primarily driven by lower originations and average receivable balances.

About Navistar Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and Navistar International Corporation assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2019 and our quarterly report on Form 10-Q for the period ended January 31, 2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended January 31,
(in millions, except per share data)	2020	2019
Sales and revenues
Sales of manufactured products, net	$1,794	$2,386
Finance revenues	44	47

Sales and revenues, net	1,838	2,433

Costs and expenses
Costs of products sold	1,529	1,979
Restructuring charges	1	—
Asset impairment charges	—	2
Selling, general and administrative expenses	182	186
Engineering and product development costs	86	86
Interest expense	65	85
Other income, net	11	97

Total costs and expenses	1,874	2,435
Equity in income of non-consolidated affiliates	(1)	—

Loss before income taxes	(37)	(2)
Income tax benefit	5	19

Net income (loss)	(32)	17
Less: Net income attributable to non-controlling interests	4	6

Net income (loss) attributable to Navistar International Corporation	$(36)	$11

Income (loss) per share attributable to Navistar International Corporate
Basic:	$(0.36)	$0.11
Diluted:	$(0.36)	$0.11
Weighted average shares outstanding:
Basic	99.5	99.1
Diluted	99.5	99.4

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	January 31, 2020	October 31, 2019
(in millions, except per share data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,000	$1,370
Restricted cash and cash equivalents	50	133
Trade and other receivables, net	269	338
Finance receivables, net	1,615	1,923
Inventories, net	1,074	911
Other current assets	279	277

Total current assets	4,287	4,952
Restricted cash	87	54
Trade and other receivables, net	10	10
Finance receivables, net	268	274
Investments in non-consolidated affiliates	30	31
Property and equipment (net of accumulated depreciation and amortization of $2,390 and $2,488, respectively)	1,283	1,309
Operating lease right of use assets	107	—
Goodwill	38	38
Intangible assets (net of accumulated amortization of $141 and $142, respectively)	23	25
Deferred taxes, net	127	117
Other noncurrent assets	103	107

Total assets	$6,363	$6,917

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$452	$871
Accounts payable	1,286	1,341
Other current liabilities	1,293	1,363

Total current liabilities	3,031	3,575
Long-term debt	4,283	4,317
Postretirement benefits liabilities	2,056	2,103
Other noncurrent liabilities	732	645

Total liabilities	10,102	10,640
Stockholders’ deficit
Series D convertible junior preference stock	2	2
Common stock, $0.10 par value per share (103.1 shares issued and 220 shares authorized at both dates)	10	10
Additional paid-in capital	2,730	2,730
Accumulated deficit	(4,256)	(4,409)
Accumulated other comprehensive loss	(2,084)	(1,912)
Common stock held in treasury, at cost (3.7 and 3.9 shares, respectively)	(143)	(147)

Total stockholders’ deficit attributable to Navistar International Corporation	(3,741)	(3,726)
Stockholders’ equity attributable to non-controlling interests	2	3

Total stockholders’ deficit	(3,739)	(3,723)

Total liabilities and stockholders’ deficit	$6,363	$6,917

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended January 31,
	2020	2019
(in millions)
Cash flows from operating activities
Net income (loss)	$(32)	$17
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	35	33
Depreciation of equipment leased to others	15	15
Deferred taxes, including change in valuation allowance	(10)	(41)
Asset impairment charges	—	2
Gain on sales of investments and businesses, net	—	(59)
Amortization of debt issuance costs and discount	3	6
Stock-based compensation	5	—
Provision for doubtful accounts	4	1
Equity in income of non-consolidated affiliates, net of dividends	1	—
Other non-cash operating activities	(2)	(1)
Changes in other assets and liabilities, exclusive of the effects of businesses disposed	80	(213)

Net cash provided by (used in) operating activities	99	(240)

Cash flows from investing activities
Maturities of marketable securities	—	61
Capital expenditures	(59)	(44)
Purchases of equipment leased to others	(7)	(42)
Proceeds from sales of property and equipment	2	3
Proceeds from sales of investments and businesses	10	95
Other investing activities	—	1

Net cash provided by (used in) investing activities	(54)	74

Cash flows from financing activities
Proceeds from issuance of securitized debt	8	—
Principal payments on securitized debt	(16)	(22)
Net change in secured revolving credit facilities	(315)	48
Proceeds from issuance of non-securitized debt	18	27
Principal payments on non-securitized debt	(65)	(61)
Net change in notes and debt outstanding under revolving credit facilities	(88)	83
Debt issuance costs	—	(1)
Proceeds from financed lease obligations	—	6
Proceeds from exercise of stock options	2	1
Dividends paid by subsidiaries to non-controlling interest	(5)	(8)

Net cash provided by (used in) financing activities	(461)	73

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	(3)

Decrease in cash, cash equivalents and restricted cash	(420)	(96)
Cash, cash equivalents and restricted cash at beginning of the period	1,557	1,445

Cash, cash equivalents and restricted cash at end of the period	$1,137	$1,349

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation, excluding income tax expense. The following tables present selected financial information for our reporting segments:

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended January 31, 2020
External sales and revenues, net	$1,238	$492	$61	$46	$1	$1,838
Intersegment sales and revenues	4	1	7	11	(23)	—

Total sales and revenues, net	$1,242	$493	$68	$57	$(22)	$1,838

Income (loss) attributable to NIC	$(58)	$119	$—	$17	$(114)	$(36)
Income tax expense	—	—	—	—	5	5

Segment profit (loss)	$(58)	$119	$—	$17	$(119)	$(41)

Depreciation and amortization	$27	$2	$2	$17	$2	$50
Interest expense	—	—	—	19	46	65
Equity in income (loss) of non-consolidated affiliates	(1)	—	—	—	—	(1)
Capital expenditures(B)	47	5	1	—	6	59

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended January 31, 2019
External sales and revenues, net	$1,776	$546	$61	$47	$3	$2,433
Intersegment sales and revenues	21	2	12	27	(62)	—

Total sales and revenues, net	$1,797	$548	$73	$74	$(59)	$2,433

Income (loss) attributable NIC	$90	$144	$6	$31	$(260)	$11
Income tax expense	—	—	—	—	19	19

Segment profit (loss)	$90	$144	$6	$31	$(279)	$(8)

Depreciation and amortization	$26	$1	$2	$16	$3	$48
Interest expense	—	—	—	29	56	85
Equity in income (loss) of non-consolidated affiliates	1	1	(1)	—	(1)	—
Capital expenditures(B)	31	2	1	1	9	44

(in millions)	Truck	Parts	Global Operations	Financial Services	Corporate and Eliminations	Total
Segment assets, as of:
January 31, 2020	$1,844	$705	$274	$2,380	$1,160	$6,363
October 31, 2019	1,705	688	296	2,774	1,454	6,917

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $35 million and $53 million for the three months ended January 31, 2020 and 2019, respectively.
(B)	Exclusive of purchases of equipment leased to others.

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA and Adjusted Net Income (loss):

We believe that adjusted EBITDA and Adjusted Net Income (loss), which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Manufacturing Cash and Cash Equivalents:

Manufacturing cash and, cash equivalents represent the Company’s consolidated cash and, cash equivalents excluding cash, cash equivalents of our financial services operations. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations.

Structural costs consist of Selling, general and administrative expenses and Engineering and product development costs.

EBITDA reconciliation:

	Three Months Ended January 31,
(in millions)	2020	2019
Income (loss) from continuing operations attributable to NIC, net of tax	$(36)	$11
Plus:
Depreciation and amortization expense	50	48
Manufacturing interest expense(A)	46	56
Less:
Income tax benefit	5	19

EBITDA	$55	$96

(A)

Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate intercompany interest expense with our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense:

	Three Months Ended January 31,
(in millions)	2020	2019
Interest expense	$65	$85
Less: Financial services interest expense	19	29

Manufacturing interest expense	$46	$56

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Adjusted EBITDA Reconciliation:

	Three Months Ended January 31,
(in millions)	2020	2019
EBITDA (reconciled above)	$55	$96

Adjusted for significant items of:
Adjustments to pre-existing warranties(A)	4	(7)
Asset impairment charges(B)	—	2
Restructuring of manufacturing operations(C)	1	—
Gain on sales(D)	—	(59)
Pension settlement(E)	—	142
Settlement gain(F)	(1)	(1)

Total adjustments	4	77

Adjusted EBITDA	$59	$173

(A)

Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.

(B)	In the first quarter of 2019, we recorded $2 million of asset impairment charges related to certain assets under operating leases in our Truck segment.
(C)	In the first quarter of 2020, we recorded a restructuring charge of $1 million in our Truck segment.
(D)

In the first quarter of 2019, we recognized a gain of $54 million related to the sale of a majority interest in the Navistar Defense business in our Truck segment, and a gain of $5 million related to the sale of our joint venture in China with JAC in our Global Operations segment.

(E)

In the first quarter of 2019, we purchased group annuity contracts for certain retired pension plan participants resulting in plan remeasurements. As a result, we recorded pension settlement accounting charges of $142 million in Other expense, net in Corporate.

(F)

In both the first quarter of 2020 and 2019, we recorded interest income of $1 million, in Other expense, net derived from the prior year settlement of a business economic loss claim relating to our former Alabama engine manufacturing facility in Corporate.

9

Manufacturing segment cash and cash equivalents reconciliation:

	As of January 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Consolidated Balance Sheet
Total cash, cash equivalents, and marketable securities	$977	$23	$1,000

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